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Exhibit 23.1

Consent of Independent Certified Public Accountants

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94309) pertaining to the Radio Unica Communications Corp. 1998 Stock Option Plan, as amended, of our report dated February 19, 2003, with respect to the consolidated financial statements and financial statement schedules of Radio Unica Communications Corp. included in Radio Unica Communications Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2002.

                      /s/ Ernst & Young LLP

Miami, Florida
March 25, 2003

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  Exhibit 23.1